                                  SCHEDULE 14A
                                 (Rule 14a-101)

        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                               ACT NETWORKS, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        Board of Directors of Registrant
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                      N/A
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

                                      N/A
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                      N/A
          ----------------------------------------------------------------------

     (5)  Total fee paid:

                                      N/A
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

                                      N/A
          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

                                      N/A
          ----------------------------------------------------------------------

     (3)  Filing Party:
                                      N/A
          ----------------------------------------------------------------------

     (4)  Date Filed:
                                      N/A
          ----------------------------------------------------------------------

                           [ACT NETWORKS, INC. LOGO]



TO THE STOCKHOLDERS OF ACT NETWORKS, INC.

         You are cordially invited to attend the Annual Meeting of Stockholders of Act Networks, Inc. ("ACT" or the "Company") on Thursday, November 13, 1997 at 2:00 p.m. local time. The Annual Meeting will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367.

         At the meeting, you will be asked to consider and vote upon the following proposals: (i) the approval of the implementation of the Company's 1997 Stock Incentive Plan; (ii) election of two (2) individuals to serve as directors of the Company until the 2000 Annual Meeting; and (iii) the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

         You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD in the accompanying postage-prepaid reply envelope. By returning the proxy, you can help ACT avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                            YOUR VOTE IS IMPORTANT.



October 14, 1997                           /s/ MARTIN SHUM
                                           -------------------------------------
                                           MARTIN SHUM
                                           President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               ACT NETWORKS, INC.

                                November 13, 1997

                                  -------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Act Networks, Inc., a Delaware corporation ("ACT" or the "Company"), will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, on Thursday, November 13, 1997 at 2:00 p.m. local time for the purpose of considering and voting on the following matters:

         1. To approve the implementation of the Company's 1997 Stock Incentive Plan;

         2. To elect two (2) members to the Company's Board of Directors to serve as directors until the 2000 Annual Meeting from the following nominees:
Mr. Archie J. McGill and William Ambrose;

         3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998; and

         4. To transact such other business as may properly come before the Annual Meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on September 26, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any continuation or adjournment thereof.

                                           By Order of the Board of Directors


                                           MARTIN SHUM
                                           President and Chief Executive Officer

Camarillo, California
October 14, 1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                                 PROXY STATEMENT

                                  ------------

                               ACT NETWORKS, INC.
                                 188 Camino Ruiz
                           Camarillo, California 93012

                                  ------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         This Proxy Statement and the enclosed proxy are furnished to stockholders of ACT Networks, Inc. ("ACT" or the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday November 13, 1997 at 2:00 p.m. local time, and at any and all adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

         ACT intends to mail this Proxy Statement and the accompanying proxy card on or about October 16, 1997 to all stockholders entitled to vote at the Annual Meeting. ACT's principal executive offices are located at 188 Camino Ruiz, Camarillo, California 93012. The telephone number at that address is (805) 388-2474.

Voting

         Only stockholders of record at the close of business on September 26, 1997 are entitled to notice of, and to vote, at the Annual Meeting. As of September 26, 1997, 9,303,986 shares of the Company's Common Stock were issued and outstanding. On each matter to be considered at the Annual Meeting, each holder of Common Stock will be entitled to cast one vote for each share of the Company's Common Stock held of record by such stockholder on September 26, 1997. Pursuant to Delaware law, directors are elected by plurality vote of the stockholders. All other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter. With regard to the election of directors, votes may be cast in favor of or withheld for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

         A majority of the Company's Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions may be specified on all proposals except the election of directors. Abstentions and broker non-votes are counted as being present for purposes of determining a quorum. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of ACT, at ACT's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation

         ACT will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional material furnished to stockholders. The Company has engaged the firm of Georgeson & Company Inc. in furtherance of the solicitation of proxies for the Annual Meeting. The fee for this service is estimated at $7,000 plus reasonable out-of-pocket expenses, which costs and expenses will be borne by the Company. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. ACT may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of ACT. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                 PROPOSAL NO. 1

         APPROVAL OF THE IMPLEMENTATION OF THE 1997 STOCK INCENTIVE PLAN

         The Company's stockholders are being asked to approve the implementation of the Company's 1997 Stock Incentive Plan (the "1997 Plan"), under which 460,000 shares of the Company's common stock ("Common Stock") will be reserved for issuance to officers and other employees of the Company or any parent or subsidiary corporation, the non-employee Board members and independent consultants and advisors in the Company's service. The 1997 Plan is necessary for the Company to attract and retain the services of key individuals essential to the Company's long-term growth and success.

         The share reserve under the 1997 Plan will supplement the 2,280,844 shares authorized for issuance under the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"), and the 500,000 shares authorized for issuance under the Company's 1997 Non-Executive Officer Stock Option/Stock Issuance Plan (the "Non-Executive Officer Plan") which was implemented in January, 1997. Share issuances under the 1997 Plan will not reduce or otherwise affect the number of shares of the Company's common stock available for issuance under the 1995 Plan or the Non-Executive Officer Plan.

         The 1997 Plan was adopted by the Board of Directors on September 23, 1997 and, subject to stockholder approval at the Annual Meeting, will become effective immediately upon such approval.

         The following is a summary of the principal features of the 1997 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1997 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Chief Financial Officer at the Company's principal executive offices in Camarillo, California.

Equity Incentive Programs

         The 1997 Plan is comprised of three separate equity incentive programs:
(i) a Discretionary Option Grant Program under which eligible individuals in the Company's employ or service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, (ii) a Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued stock directly through the purchase of such shares or as a bonus tied to the performance of services or the attainment of financial milestones and (iii) an Automatic Option Grant Program under which eligible non-employee Board members will automatically receive option grants to purchase shares of Common Stock at designated intervals over their period of Board service.

Administration

         The Compensation Committee of the Board (the "Committee") will administer the Discretionary Option Grant and Stock Issuance Programs. However, one or more additional Board committees may be appointed to administer those programs with respect to certain designated classes of individuals in the Company's service. The term "Plan Administrator" as used in this summary will mean the Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1997 Plan. Administration of the Automatic Option Grant Program will be self-executing in accordance with the express provisions of that program, and no Plan Administrator will exercise any discretion with respect to such program.

Share Reserve

         A total of 460,000 shares of Common Stock has been reserved for issuance over the term of the 1997 Plan. Such share reserve will be in addition to the shares of Common Stock reserved for issuance under the 1995 Plan, and share issuances under the 1995 Plan will have no effect upon the number of shares of Common Stock which remain available for issuance under the 1997 Plan. In no event, however, may any one participant in the 1997 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 200,000 shares in the aggregate per calendar year.

         Should an option expire or terminate prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1997 Plan. Unvested shares issued under the 1997 Plan and subsequently repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the Plan. However, shares subject to any options surrendered in connection with outstanding stock appreciation rights under the 1997 Plan will not be available for subsequent issuance.

Eligibility

         Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board or the board of directors of any parent or subsidiary corporation and consultants and independent advisor in the service of the Company or any parent and subsidiary corporation will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

         As of August 31, 1997, approximately 8 executive officers and 280 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, together with 4 non-employee Board members who were also eligible to participate in the Automatic Option Grant Program.

Valuation

         The fair market value per share of Common Stock on any relevant date under the 1997 Plan will be deemed equal to the closing selling price per share on that date, as reported on the Nasdaq National Market. On September 26, 1997, the closing selling price per share was $12.94.

                       DISCRETIONARY OPTION GRANT PROGRAM

         Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the grant date. No granted option will have a term in excess of ten years.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise any of his or her outstanding options to the extent those options are exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

                  Tandem stock appreciation rights will provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

                  Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

         The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                         AUTOMATIC OPTION GRANT PROGRAM

         The Automatic Option Grant Program under the 1997 Plan will, upon stockholder approval of the 1997 Plan at the Annual Meeting, replace the automatic option grant program for non-employee Board members currently in effect under the 1995 Plan, and no further option grants will be made pursuant to that program. All outstanding options under the automatic option grant program in effect under the 1995 Plan will continue to be governed by the terms of the agreements evidencing those grants, and nothing in the 1997 Plan will affect those outstanding options.

         Under the Automatic Option Grant Program to be in effect under the 1997 Plan, each individual who first becomes a non-employee Board member at any time after the Annual Meeting, whether through appointment by the Board or election by the stockholders, will automatically be granted at the time of such initial appointment or election an option grant for 21,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Stockholders Meeting, beginning with the Annual Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 7,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 7,000 share options which any one non-employee Board member may receive over the period of Board service, and non-employee Board members who have previously been in the Company's employ will be eligible for one or more 7,000 share option grants. In no event, however, will any non-employee Board member receive any option grants under the Automatic Option Grant Program if such individual owns (directly or indirectly) securities possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary) or such person is otherwise affiliated with, or a representative of, a person or entity that is such a five percent (5%) stockholder.

         Stockholder approval of the 1997 Plan will constitute approval of each option grant made pursuant to the provisions of the Automatic Option Grant Program on or after the date of the Annual Meeting. Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

         Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial option grant will vest (and the Company's repurchase rights will lapse) in thirty-six
(36) successive equal monthly installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one month of Board service measured from the grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) on the day immediately preceding the date of the Annual Stockholders Meeting held in the year immediately following the year of the option grant, provided the optionee continues in Board service through such date.

         The shares subject to each automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: an acquisition of the Company by merger or asset sale or a change in control of the Company effected through a successful tender or exchange offer for more than 50% of the outstanding voting stock or through a change in a majority of the Board members by reason of one or more contested elections for Board membership. In addition, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share. Stockholder approval of the 1997 Plan will constitute pre-approval of the exercise of such surrender right in accordance with the provisions of the Automatic Option Grant Program, and no approval of the Board or the Plan Administrator will be required at the time of the actual option surrender and cash distribution.

                             STOCK ISSUANCE PROGRAM

         Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any outstanding shares under the Stock Issuance Program.

                               GENERAL PROVISIONS

Acceleration

         In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate and vest in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition will immediately accelerate, and any unvested shares which do not vest at the time of such acquisition will vest in full, in the event the individual's service is subsequently terminated within 18 months following the acquisition. The Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program upon the subsequent termination of an individual's service within 18 months following a change in control or ownership of the Company effected through a successful tender or exchange offer for more than 50% of the outstanding voting stock or through a change in the majority of the Board by reason of one or more contested elections for Board membership.

         The acceleration of vesting in the event of a change in ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other effort to gain control of the Company.

Financial Assistance

         The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of issued shares under the 1997 Plan by delivering a full-recourse, interest-bearing promissory note payable in installments. The maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

Special Tax Election

         The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

Changes in Capitalization

         In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1997 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1997 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

Amendment and Termination

         The Board may amend or modify the 1997 Plan at any time, subject to any required stockholder approval. The 1997 Plan will terminate on the earliest of
(i) September 22, 2007, (ii) the date on which all shares available for issuance under the 1997 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Stock Awards

         No stock options or stock issuances have been made to date under the 1997 Plan. The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between July 1, 1996 and September 30, 1997 under the 1995 Plan, together with the weighted average exercise price payable per share.

                                                                        Weighted
                                                      Number of          Average
          Name                                      Option Shares    Exercise Price
          ----                                      -------------    --------------
EXECUTIVE OFFICERS

  Martin Shum....................................            0                0
  President and Chief Executive Officer

  Michael S. Gardner.............................      150,000            16.63
  Chief Operating Officer

  Melvin L. Flowers..............................            0                0
  Vice President, Finance and Administration,
  and Chief Financial Officer

                                                                     Weighted
                                                  Number of          Average
          Name                                  Option Shares    Exercise Price
          ----                                  -------------    --------------
  Andre de Fusco..........................             0                 0
  Vice President, Strategic Planning
  and Business Development

  Peter Staab.............................             0                 0
  Vice President, Corporate Research
  and Development

  Linda Carlson...........................             0                 0
  Vice President, Worldwide Sales

  John W. Tucker..........................             0                 0
  Vice President and General Manager,
  Wireless Network Systems

  Jean-Guy Lacombe........................             0                 0
  Vice President and General Manager,
  Enterprise Network Systems

All current executive officers
as a group (10 persons)...................       150,000             16.63

DIRECTORS

  Frederick Gluck.........................        42,000             19.69
  Director

  Arch J. McGill..........................         7,000             27.50
  Director

  Brig. Gen. Harold R. Johnson............         7,000             27.50
  Director

  William Ambrose.........................         7,000             27.50
  Director

All non-employee directors as a group
(4 persons)...............................        63,000             22.29

All employees, including current officers
who are not executive officers as a group
(217 persons).............................       657,350             17.48

                                NEW PLAN BENEFITS

         If the 1997 Plan is approved by the stockholders at the Annual Meeting, then the following individuals re-elected as non-employee Board members at such Annual Meeting will each receive an option grant for 7,000 shares of Common Stock with an exercise price per share equal to the closing selling price per share of Common Stock on the date of the Annual Meeting: Messrs. Ambrose, Gluck, Johnson and McGill.

                         FEDERAL INCOME TAX CONSEQUENCES

Option Grants

         Options granted under the 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date share vest over (ii) the exercise price paid for those shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuance

         The tax principles applicable to direct stock issuances under the 1997 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

         The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

                              ACCOUNTING TREATMENT

         Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will generally result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the shares are to vest. Option grants or stock issuances with an exercise price or issue price equal to 100% of the fair market value of the shares on the grant or issue date will generally not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options is a factor used in determining the Company's earnings per share.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to the Company's earnings.

                              STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the implementation of the 1997 Plan. Should such stockholder approval not be obtained, then the 1997 Plan will not become effective, and no option grants or stock issuances under the 1997 Plan will be made.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that the stockholders vote FOR the approval of the implementation of the 1997 Plan. The Board believes that it is in the best interests of the Company to maintain an additional equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

                                 PROPOSAL NO. 2

                        ELECTION OF DIRECTORS - NOMINEES

         The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes, each class serving for a period of three years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. The class of directors whose term expires as of the Annual Meeting includes incumbent directors William Ambrose and Archie J. McGill.

         Proxyholders will vote all proxies received by them FOR THE NOMINEES LISTED BELOW UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY. The two (2) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of ACT. Stockholders of ACT are not entitled to cumulative voting rights. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

DIRECTORS AND NOMINEES

Information with Respect to Nominees

         The following table sets forth certain information concerning the nominees for director of ACT as of September 30, 1997.

                              NOMINEES FOR ELECTION

Name                                        Age       Position
----                                        ---       --------
William Ambrose(2)                          39        Director
Archie J. McGill(1)(2)                      66        Director

-----------

(1)      Member of the Compensation Committee.

(2)      Member of the Audit Committee.

         William W. Ambrose has served as a member of the Board of Directors since 1993. Mr. Ambrose is the President of Pyramid Research, Inc., a telecommunications market research organization which he founded in 1986. Mr. Ambrose was initially elected as a director of the Company pursuant to a voting agreement entered into in connection with investment in the Company by a subsidiary of a former stockholder.

         Archie J. McGill has served as a member of the Board of Directors since 1994. Mr. McGill is the President and Chief Executive Officer of Chardonnay Inc., an investment management company, and has served in such position since 1986. Mr. McGill served as President of Rothschild, Inc., a venture capital investment firm, from 1983 to 1986. Mr. McGill was previously President of the AIS/American Bell division of AT&T and a Vice President of Marketing for International Business Machines.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote FOR each of the two nominees named above.

CONTINUING DIRECTORS

                    DIRECTORS CONTINUING TO SERVE UNTIL 1998


Name                                     Age         Position
----                                     ---         --------
Frederick Gluck                          62          Director

         Frederick Gluck has served as a member of the Board of Directors since March 1997. Mr.Gluck recently retired as Vice Chairman of Bechtel Group, Inc., and continues as a Director and senior counselor and a member of the Board of Directors of Bechtel Enterprises, Inc. Prior to joining Bechtel, Mr. Gluck spent 27 years with McKinsey & Company , a global management consulting firm, serving as a Partner, Director and Managing Director. Mr. Gluck also spent ten years with Bell Telephone, working in program management, systems analysis and engineering and guidance systems designs.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1999

Name                                   Age      Position
----                                   ---      --------
Martin Shum                            49       Chairman of the Board, President
                                                and Chief Executive Officer
Brig. Gen. Harold R. Johnson(1)        74       Director

-----------
(1)Member of the Compensation Committee

         Martin Shum founded the Company in May 1987 and has served as Chairman of the Board of Directors, President and Chief Executive Officer since that time. Prior to founding ACT, Mr. Shum was employed in various capacities by several telecommunications companies, including Vice President of Marketing and Development at Micom Communications Corp., Director of Business Planning and Director of Engineering at General DataComm, and senior member of the technical staff at Plessey Telecommunications Research. Mr. Shum became a director of Netspeak Corporation in June 1997.

         Brig. Gen. (retired) Harold R. Johnson has served as a member of the Board of Directors of the Company since 1988. Brig. Gen. Johnson is currently the Senior Vice President of Business Development at The Fairchild Corporation, an aerospace and communications company, and has been with Fairchild in various capacities since 1988. From 1980 to 1988, Brig. Gen. Johnson was founder, President and Chief Executive Officer of Telebit Corporation, a manufacturer of modems.

Board Meetings

         The Board of Directors met 11 times during the fiscal year ending June 30, 1997. Each director attended at least 85% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

         The Board of Directors has an Audit Committee which supervises and makes recommendations and decisions with respect to the periodic audits of the Company's financial results. Archie J. McGill is a member of the Audit Committee. The Audit Committee held one meeting during the fiscal year ended June 30, 1997.

         The Board of Directors has a Compensation Committee, which administers the Company's stock option plans. The members of the Compensation Committee are Messrs. William Ambrose, Archie J. McGill and Brig. Gen. (ret.) Harold R. Johnson. The Compensation Committee held 4 meetings during the fiscal year ending June 30, 1997.

         The Company's stock option plans also provide that the Board may delegate the administration of such stock option plans, with respect to the Company's non-executive officers and employees, to a Secondary Compensation Committee. Martin Shum is currently the only member of the Secondary Compensation Committee. The Secondary Compensation Committee held 11 meetings during the fiscal year ended June 30, 1997.

Director Compensation

         Each non-employee director (other than a director who serves as representative of a stockholder owning more than 5% of the Company's voting securities) receives $6,000 annually for services as a member of the Board of Directors. Non-employee directors are reimbursed for their out-of-pocket expenses in serving on the Board of Directors. There are no family relationships among any of the executive officers or directors of the Company except for John Tucker and Linda Carlson who are married to each other.

         During the 1997 fiscal year, certain non-employee directors were eligible to receive option grants under the Automatic Option Grant Program in effect under the Company's 1995 Stock Option/Stock Issuance Plan. Accordingly, at the 1996 Annual Stockholders Meeting held on November 4, 1996, each of the following non-employee directors received an option grant under the Automatic Option Grant Program for 7,000 shares of Common Stock with an exercise price of $27.50 per share: Messrs. Ambrose, McGill and Brig. Gen. (ret.) Johnson. In addition, Frederick Gluck was granted options for 42,000 shares of Common Stock with an exercise price of $19.69 per share upon joining the Board of Directors in March 1997. The exercise price in effect for each option is equal to the fair market value per share of Common Stock on the grant date. Each option has a maximum term of ten (10) years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. Each option is immediately exercisable for all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each 7,000-share grant will vest on the day immediately preceding the date of the 1997 Annual Meeting, provided the optionee continues in Board service through that date. The shares subject to the 42,000-share grant made to Mr. Gluck will vest in thirty-six (36) successive equal monthly installments upon his completion of each month of Board service over the thirty-six (36)- month period measured from the grant date.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee of the Company's Board of Directors are Messrs. William Ambrose, Archie J. McGill and Brig. Gen. (ret.) Harold R. Johnson. No member of the Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of the Company.

         No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Indemnification of Directors and Officers

         Under Section 145 of the Delaware General Corporation Law, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Company's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

                                 PROPOSAL NO. 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The accounting firm of Ernst & Young LLP served as independent auditors for ACT for the fiscal year ended June 30, 1997. The Board of Directors, on the recommendation of ACT's management, has selected that firm to continue in this capacity for the current fiscal year. ACT is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of ACT for the fiscal year ending June 30, 1998 and to perform other appropriate services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. ACT has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any material relationship with ACT nor any affiliate of ACT.

                              STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the Annual Meeting is required for ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ended June 30, 1998. Should such stockholder approval not be obtained, then the Board of Directors will reconsider such selection. Under all circumstances, the Board retains the corporate authority to change the auditors at a later date.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the year ending June 30, 1998.

                                     GENERAL

Stock Ownership of Management and Principal Stockholders

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of August 31, 1997 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group:

                                                                             Shares Beneficially
                                                                                   Owned(1)
Directors, Five Percent Stockholders, Named Executive                     -------------------------
Officers and Directors and Officers as a Group                            Number            Percent
-----------------------------------------------------                     ------            -------
Lutheran Brotherhood(2)..............................................    886,000               9.5%
Martin Shum(3).......................................................    434,417               4.5
William W. Ambrose(4)................................................     39,155                 *
Brig. Gen. H. R. Johnson(5) .........................................     19,714                 *
Archie J McGill(6)...................................................     46,857                 *
Frederick W. Gluck(7)................................................     42,000                 *
Melvin L. Flowers(8).................................................     80,656                 *
John Tucker(9).......................................................     85,695                 *
Andre de Fusco(10)...................................................     82,816                 *
Peter Staab(11)......................................................     75,175                 *
Linda Carlson(12)....................................................     40,070                 *
Jean-Guy Lacombe(13).................................................    125,272               1.3
Michael S. Gardner(14)...............................................    150,000               1.6
All directors and executive officers as a
  group (12 persons)(15).............................................    221,827              11.8

-----------

 *       Less than 1%.

(1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Based upon information contained in unofficial databases as of June 30, 1997.

(3) Includes 38,571 shares held by members of Mr. Shum's family and 14,083 shares held by Helen Shum and Martin Shum as Trustees of the Shum Trust, dated April 15, 1994. Also includes 381,763 shares issuable upon exercise of immediately exercisable options (including 3,000 shares issuable upon exercise of options held by Mr. Shum's spouse) of which 261,608 shares will be vested within 60 days from August 31, 1997.

(4) Includes 25,155 shares owned by Pyramid Research, Inc. Mr. Ambrose, as President of Pyramid Research, Inc., may be deemed to have beneficial ownership of these shares. Also includes 14,000 shares issuable upon exercise of immediately exercisable options, of which 12,833 will be vested within 60 days from August 31, 1997.

(5) Includes 14,000 shares issuable upon exercise of immediately exercisable options, of which 12,833 will be vested within 60 days from August 31, 1997.

(6) Includes 46,857 shares issuable upon exercise of immediately exercisable options, of which 36,262 will be vested within 60 days from August 31, 1997.

(7) Includes 42,000 shares issuable upon exercise of immediately exercisable options, of which 5,880 will be vested within 60 days from August 31, 1997.

(8) Includes 61,029 shares issuable upon exercise of immediately exercisable options, of which 27,775 will be vested within 60 days from August 31, 1997.

 (9) Includes 79,500 shares issuable upon exercise of immediately exercisable options of which 46,497 shares will be vested within 60 days from August 31, 1997.Excludes shares beneficially owned by Mr. Tucker's spouse, Ms. Linda Carlson, an executive officer of the Company.

(10) Includes 81,000 shares issuable upon exercise of immediately exercisable options of which 42,841 shares will be vested within 60 days from August 31, 1997.

(11) Includes 74,000 shares issuable upon exercise of immediately exercisable options of which 34,600 shares will be vested within 60 days from August 31, 1997.

(12) Includes 39,643 shares issuable upon exercise of immediately exercisable options of which 19,029 shares will be vested within 60 days from August 31, 1997. Excludes shares beneficially owned by Ms. Carlson's spouse, Mr. John Tucker, an executive officer of the Company.

(13) Includes 46,900 shares issuable upon exercise of immediately exercisable options of which 13,300 shares will be vested within 60 days from August 31, 1997.

(14) Includes 150,000 shares issuable upon exercise of immediately exercisable options of which no shares will be vested within 60 days from August 31, 1997.

(15) Includes 25,155 shares owned by Pyramid Research, Inc. Also includes an aggregate of 1,030,692 shares issuable to the Company's directors and executive officers upon the exercise of immediately exercisable options held by such directors and executive officers of which 500,158 shares will be vested within 60 days from August 31, 1997.

Directors and Executive Officers of Registrant

         The following table sets forth certain information concerning the executive officers and directors of the Company as of August 31, 1997.


Name                                        Age     Position
----                                        ---     --------
Martin Shum                                 49      Chairman of the Board of Directors, President and
                                                         Chief Executive Officer

Michael S. Gardner                          51      Chief Operating Officer

Melvin L. Flowers                           44      Chief Financial Officer and Vice President,
                                                         Finance and Administration

Andre de Fusco                              39      Vice President, Strategic Planning and
                                                         Business Development

H. Peter Staab                              50      Vice President, Corporate Research and Development

Linda F. Carlson                            52      Vice President, Worldwide Sales

John W. Tucker                              52      Vice President and General Manager,
                                                         Wireless Network Systems

Jean-Guy Lacombe                            40      Vice President and General Manager,
                                                         Enterprise Network Systems

Brig. Gen. Harold R. Johnson(1)             74      Director

William Ambrose(1)                          39      Director

Archie J. McGill(1)(2)                      66      Director

Frederick Gluck                             62      Director

----------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

         Martin Shum founded the Company in May 1987 and has served as Chairman of the Board of Directors, President and Chief Executive Officer since that time. Prior to founding ACT, Mr. Shum was employed in various capacities by several telecommunications companies, including Vice President of Marketing and Development at MICOM, Director of Business Planning and Director of Engineering at General DataComm, and senior member of the technical staff at Plessey Telecommunications Research. Mr. Shum became a director of Netspeak Corporation in June 1997.

         Michael S. Gardner has served as Chief Operating Officer since joining the Company in November 1996. Mr. Gardner served as President of Whittaker/Xyplex, an internetworking and remote access division of Whittaker Corporation prior to joining the Company. From 1992 to 1994, Mr. Gardner was Chief Operating Officer of Advanced Computer Communications. Mr. Gardner also held numerous positions at Ungermann-Bass and Hewlett-Packard.

         Melvin L. Flowers has served as Chief Financial Officer and Vice President of Finance since July 1993 and as Vice President, Finance and Administration since December 1995. Prior to joining the Company, Mr. Flowers served as President and Chief Financial Officer of Pacific Earth Resources, an ornamental horticultural company, from 1991 to 1993 and from 1989 to 1991, respectively, and as Vice President and Chief Financial Officer of Spectramed Incorporated, a medical device manufacturing company, from 1986 to 1989.

         Andre de Fusco has served as Vice President, Strategic Planning and Business Development since December 1995. Mr. de Fusco joined the Company in December 1994 and served as its Vice President of Marketing until December 1995. Mr. de Fusco was employed as Director of International Accounts and Director of Business Development for Northern Telecom from 1991 to 1994 and as Vice President of Marketing and President of MaxCom, a developer of electronic mail systems, from 1984 to 1991.

         H. Peter Staab was appointed Vice President, Corporate Research and Development in July 1997 and served as Vice President of Engineering since joining the Company in June 1995. Before joining the Company, Mr. Staab was employed at General DataComm as Director of Network Management and Systems from 1992 to 1995 and Director of Transmission Products from 1985 to 1992.

         Linda Carlson has served as Vice President, Worldwide Sales since December 1995. Ms. Carlson served as the Company's Assistant Vice President of Sales--Americas from January 1991 to December 1995. Prior to January 1991, Ms. Carlson was employed at various telecommunication companies, including RED-SAC and MICOM. Ms. Carlson is married to John W. Tucker.

         John W. Tucker has served as Vice President and General Manager, Wireless Network Systems since March 1997, as Vice President, Sales and Marketing since December 1995, and as the Company's Vice President of Sales from June 1990 until December 1995. Mr. Tucker was employed as a marketing consultant from 1988 to 1990, as Assistant Vice President of North American Sales at MICOM from 1985 to 1988 and as Director of Sales at Interlan, a local area network component manufacturer, from 1984 to 1985.

         Jean-Guy Lacombe has served as Vice President and General Manager, Enterprise Network Systems since July 1997, Vice President, Operations of the Company and the General Manager of Presticom since December 1995. Mr. Lacombe was the Chairman of the Board and Chief Executive Officer of Presticom from February 1988 until November 1995.

         Brig. Gen. (retired) Harold R. Johnson has served as a member of the Board of Directors of the Company since 1988. Brig. Gen. Johnson is currently the Senior Vice President of Business Development at The Fairchild Corporation, an aerospace and communications company, and has been with Fairchild in various capacities since 1988. From 1980 to 1988, Brig. Gen. Johnson was founder, President and Chief Executive Officer of Telebit Corporation, a manufacturer of modems.

         William W. Ambrose has served as a member of the Board of Directors since 1993. Mr. Ambrose is the President of Pyramid Research, Inc. a telecommunications market research organization which he founded in 1986. Mr. Ambrose was initially as a director of the Company pursuant to a voting agreement entered into in connection with investment in the Company by a subsidiary of a former stockholder.

         Archie J. McGill has served as a member of the Board of Directors since 1994. Mr. McGill is the President and Chief Executive Officer of Chardonnay Inc., an investment management company, and has served in such position since 1986. Mr. McGill served as President of Rothschild, Inc., a venture capital investment firm, from 1983 to 1986. Mr. McGill was previously President of the AIS/American Bell division of AT&T and a Vice President of Marketing for International Business Machines.

         Frederick Gluck has served as a member of the Board of Directors since March 1997. Mr. Gluck recently retired as Vice Chairman of Bechtel Group, Inc.,and continues as a Director and senior counselor and a member of the Board of Directors of Bechtel Enterprises, Inc. Prior to joining Bechtel, Mr. Gluck spent 27 years with McKinsey & Company, a global management consulting firm, serving as a Partner, Director and Managing Director. Mr. Gluck also spent ten years with Bell Telephone, working in program management, systems analysis and engineering and guidance systems designs.

         The Board of Directors of the Company is divided into three classes, designated "Class I," "Class II" and "Class III," respectively. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. Each initial director in Class I (Mr. Gluck) serves for a term ending on the date of the annual meeting of stockholders held in 1998; each initial director in Class II (Mr. Ambrose and Mr. McGill) serves for a term ending on the date of the annual meeting of stockholders held in 1997 and each initial director in Class III (Mr. Shum and Brig. Gen. Johnson) serves for a term ending on the date of the annual meeting of stockholders held in 1999.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that there has been compliance with all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders.

                            STOCK PERFORMANCE GRAPH

         The graph depicted below shows ACT's stock price as an index for the period commencing May 3, 1995 to June 30, 1997, assuming $100 invested on May 3, 1995 (the date of ACT's initial public offering) and reinvestment of dividends, along with the composite prices of companies listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") Telecommunication Index ("NTI") and the Standard and Poor's 500 Stock Index ("S&P 500"). The Company believes that the NTI and the S&P 500 provide an appropriate measure of the Company's stock price performance as the NTI and the S&P 500 listed companies are comparable to the Company in size and/or industry focus.


                    PERFORMANCE GRAPH FOR ACT NETWORKS, INC.

                 COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN
                AMONG ACT NETWORKS, INC., THE S&P 500 INDEX AND
                       THE NASDAQ TELECOMMUNICATIONS INDEX*


                                05/03/95   06/30/95   06/30/96   06/30/97
                                --------   --------   --------   --------
ACT NETWORKS, INC.                100        133        250         98
S&P 500                           100        105        132        178
NASDAQ TELECOMMUNICATIONS         100        109        135        136


*  $100 invested on 05/30/95 in stock
   or index - including reinvestment
   of dividends.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report(1)

         It is the responsibility of the Compensation Committee (the "Committee") of the ACT Board of Directors to make recommendations to the Board of Directors regarding the salary and bonuses to be paid to the Company's executive officers each fiscal year. The Committee also administers the 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"). Equity incentives may be granted under the 1995 Plan to executive officers as part of their long-term compensation package. The following is a summary of the policies of the Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

         General Compensation Policy. Under the supervision of the Committee, ACT has developed a compensation policy which is designed to attract, retain and reward qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the financial performance of ACT. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of ACT as measured by his or her personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual experience, expertise and responsibility and is designed to be competitive with salary levels in the industry; (ii) annual incentive compensation which reflects individual and Company performance for the year; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the ACT stockholders.

         Factors. The principal factors which were considered in establishing the components of each executive officer's compensation package for the year ended June 30, 1997 are summarized below. However, the Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

         o Base Salary. For the 1997 fiscal year, the Committee has set the base salary of the executive officers within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies comparable in size, which provide telecommunication services or which compete with the Company for executive talent. However, in setting the base salary for each officer, several additional factors were taken into account: the experience and personal performance of the officer, the ability to develop and maintain the skills necessary to work in a high-growth company, the ability to initiate strategies to enhance the Company's growth, profitability and business opportunities and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Committee deems appropriate.

         o Annual Incentive Compensation. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance targets established for each fiscal year. For fiscal year 1997, no bonuses, other than commissions, were earned by the Company's executive officers as the criteria the Board determined for awarding cash bonuses were not met. The performance criteria for fiscal 1997 were based on targets tied to the Company's revenues and earnings per share.



--------
(1) The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission (the "SEC") and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act").

         o Long-Term Incentive Compensation. Each option grant under the 1995 Plan is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business and to remain in the service of the Company. The number of shares subject to each option grant takes into account an officer's existing equity holdings (including the number of unvested shares), the officer's tenure, level of responsibility and relative position in the Company. However, the Committee will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time (up to 10 years).

         In fiscal 1997, the Committee reviewed the equity incentives in place for each of the Company's executive officers. The Committee did not grant additional options in fiscal 1997. In reaching this decision, the Committee reviewed numerous relevant factors including, without limitation, the cash compensation for ACT's executives, the equity and cash incentives in place for executives at comparable companies and the number and value of vested options and shares held by ACT's executive officers.

         o CEO Compensation. The base salary established for the Company's Chief Executive Officer, Mr. Martin Shum, for the year ended June 30, 1997 reflects the Committee's decision to maintain a level of stability and certainty with respect to this component of his compensation from year to year, and there was no intent to have this particular component of compensation affected to any significant degree by the Company's performance. The Committee's intent in setting Mr. Shum's compensation for the 1997 fiscal year was to have a significant portion of Mr. Shum's cash compensation based on the Company's performance. Mr. Shum was eligible for a $50,000 performance bonus which was tied to targets based on the Company's revenues and earnings. As discussed above, the targets were not met and Mr. Shum did not receive a bonus for fiscal year 1997.

         Option cancellation/regrant program. On June 10, 1997, the Company's Board of Directors implemented a cancellation/regrant program for options issued under the 1993 and 1995 plans, whereby certain individuals (other than the Company's directors) were offered the opportunity to cancel their existing options with exercise prices above the then current market price of the Common Stock and receive a grant of a new option to purchase the same number of unexercised shares at an exercise price equal to the closing selling price of ACT stock on June 10, 1997, or 16 5/8 per share. The new options granted were subject to the same vesting schedule as the previous options (i.e. the employee did not lose any vesting by getting the new options). However, to assure that the new options will provide a significant incentive for the optionees to remain in the Company's employ, the new options have been structured so that any vesting under the cancelled higher-priced options and under the new options will be forfeited unless the optionee remains in the Company's employ through June 9, 1998.

         Tax Limitation. As a result of federal tax legislation enacted in 1993, a publicly-held company such as ACT will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance-based. However, compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The compensation paid to the Company's executive officers for the year ended June 30, 1997 did not, and the compensation to be paid for the year ending June 30, 1998 is not expected to, exceed the $1 million limit per officer. In addition, the 1995 and 1997 Plans have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under those plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Committee has decided not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                       Compensation Committee

                                       Brig. Gen. Harold R. Johnson, USAF (Ret.)
                                       Archie J. McGill
                                       William Ambrose

Executive Compensation

         The following table sets forth the compensation earned, by the Company's Chief Executive Officer and the Company's four most highly compensated executive officers in the 1997 fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1997 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the table will be collectively referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                               Compensation
                                                  Annual Compensation          ------------
                                     ---------------------------------------    Securities
                                     Fiscal                      Bonus /        Underlying
Name and Principal Positions(1)       Year     Salary ($)     Commission ($)    Options(#)
-------------------------------      -----     ----------     --------------    -----------
Martin Shum.....................      1997      225,000              -0-             -0-

                                      1996      190,000              -0-         251,500

                                      1995      175,000              -0-          58,570

Linda Carlson...................      1997      100,000          101,092             -0-

                                      1996      117,553           87,200          38,429

                                      1995       92,000           55,000           2,857

John W. Tucker..................      1997      100,000          121,576             -0-

                                      1996      102,510           65,714          67,286

                                      1995      115,000              -0-           4,571

Melvin L. Flowers...............      1997      140,000              -0-             -0-

                                      1996      120,000              -0-          68,429

                                      1995      115,000              -0-          10,857

Andre de Fusco..................      1997      140,000              -0-             -0-

                                      1996      123,335            7,677          54,286

                                      1995      100,000              -0-           6,857

----------

(1) See "Directors and Executive Officers of Registrant" for the complete title of the position held by each Named Executive Officer.

Option Grants

         No options to purchase shares of Common Stock were granted under the Company's 1995 Plan to the Named Executive Officers during the 1997 fiscal year, and no stock appreciation rights were granted to any of those individual Officers during such fiscal year.

Option Repricing

         The Company implemented an option cancellation/regrant program for one executive officer and other employees holding stock options with an exercise price per share in excess of the market price of the Company's Common Stock at the time the cancellation/regrant occurred. The cancellation/regrant was effected on June 10, 1997, and a number of outstanding options with an exercise price in excess of $16 5/8 per share were canceled and new options for the same aggregate number of shares were granted with an exercise price of $16 5/8 per share. No Named Executive Officer participated in the option cancellation/regrant program; however Michael Gardner elected to have all 150,000 of his stock options repriced. Optionees who accepted the repricing will forfeit all vesting under their options unless they remain in the Company's employ through June 9, 1998.

Option Exercises and Holdings

         The following table sets forth information concerning the number and value of shares acquired on exercise of options held by each of the Named Executive Officers during the fiscal year ended June 30, 1997 and the number and value of unexercised options held by each of the Named Executive Officers as of June 30, 1997. No stock appreciation rights were exercised during fiscal year 1997, and no such appreciation rights were outstanding as of June 30, 1997.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
              AND OPTION VALUES FOR FISCAL YEAR ENDED JUNE 30, 1997

                                                                     Number of Securities          Value of Unexercised
                                  Number of                         Underlying Unexercised        In-the-Money Options at
                                   Shares                         Options at June 30, 1997(1)        June 30, 1997(2)
                                 Acquired on        Value        -----------------------------  ---------------------------
Name                             Exercise (#)   Realized($)(3)   Exercisable     Unexercisable  Exercisable   Unexercisable
----                            -------------   --------------   -----------     -------------  -----------   -------------
Martin Shum....................    15,900          $207,987        385,763             --       $1,632,633          --
Linda Carlson..................     3,000            54,945         39,643             --           14,209          --
John W. Tucker.................     7,000           116,533         79,500             --          159,183          --
Melvin L. Flowers..............     6,000            93,454         66,715             --           62,546          --
Andre de Fusco.................        --                --         81,000             --          209,705          --

-----------

(1) Each option is immediately exercisable for all the option shares, but any unvested shares acquired under such option will be subject to repurchase by the Company, at the exercise price paid per share, upon termination of the optionee's service with the Company. The option shares will vest according to the following schedule: twenty-four percent (24%) of the shares will vest upon completion of one year of service following the vesting commencement date or grant date, as applicable, and the balance will vest at a rate of two percent (2%) per full month of employment thereafter. The number of option shares which were vested on June 30 1997 was as follows: Mr. Shum, 242,327 shares; Ms. Carlson, 15,783 shares; Mr. Tucker, 40,840 shares; Mr. Flowers, 27,335 shares; and Mr. de Fusco, 35,641 shares.

(2) Calculated based on the closing sale price on June 30, 1997 of $12.75 per share, less the applicable exercise price. Each option is immediately exercisable for all the option shares, with any unvested shares acquired under such option subject to repurchase by the Company, at the exercise price paid per share, upon termination of the optionee's service with the Company. The value of the vested shares subject to the "in-the-money" options on June 30, 1997 for each of the Named Executive Officers was as follows: Mr. Shum, $1,593,968; Ms. Carlson, $12,328; Mr. Tucker, $156,169; Mr. Flowers, $55,385; and Mr. de Fusco, $97,568.

(3) Calculated based on the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS


         Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in ACT's Proxy Statement for next year's Annual Meeting of Stockholders is June 18, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.


                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

         The Company's Annual Report for the fiscal year ended June 30, 1997, including audited financial statements, is being sent with this Proxy Statement to all stockholders of record as of September 26, 1997. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

         Copies of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 as filed with the SEC will be provided to stockholders without charge upon written request to the Chief Financial Officer, ACT Networks, Inc., 188 Camino Ruiz, Camarillo, California 93012.